LICENSE AND SUPPLY AGREEMENT

This License Agreement is entered into as of this 18th of May, 2007 (the effective date), by and among DIET COFFEE, Inc. (the "Licensee") having offices at 16 East 40th Street, New York, N.Y. 10016 and Jason Ryu (Patent Holder, Licensor) residing at 21 Veterans Way Edgewater, New Jersey.

Whereas: Licensor is the inventor of and sole owner of the device, described "The Ionic Bulb;" and

Whereas: Licensor is the sole owner of United States Patent US2006/0078460, International Patent PCT/KR2005/002997, and Korea Patent KR10-2004-74598 which describes said device; and

Whereas: Licensor, and Licensee, which to enter into an agreement whereby said device, and products derived from and based upon said device may be successfully marketed,

In consideration of the mutual promises contained below, the parties agree as follows:

SECTION 1 - LICENSE RIGHTS

1) Licensor owns all rights to the "The Ionic Bulb" (the "Licensed Product"), including the "Patent Rights" for the Licensed Product. "Patent Rights" shall mean: All U.S. and foreign patents and patent applications for the Licensed Product, and any later-filed United States and/or foreign patent applications for an Ionic Bulb based on U.S. Patent No. 2006/0078460, or corresponding thereto, including any improvements, continuations, continuations-in-part, divisional, reissues, reexaminations, or extensions thereof.

2) The Grant - The Licensor hereby grants to the Licensee and the Licensee accepts, subject to the terms and conditions of this Agreement, an exclusive, commercial license, subject to Licensor's reserve list, within the "Territory," as defined below, in all fields of use under the Patent Rights, and a license to make, have made, use, lease and/or sell the Licensed Product (the "Grant"). Licensee agrees to use its reasonable, best efforts to promote the sale of the "Products" in the "Territory", subject to the terms and conditions set forth below and further to use its reasonable, best efforts to fill all orders secured by it for the "Product."

3) Licensee agrees to sell the Licensed Product to Licensor at preferred prices of the sum of costs of production, royalties, insurance and shipping plus 10%(ten percent) for sales to Licensors reserve list. Licensor's "reserve list" shall mean the non-exclusive right to sell the Licensed Product within the Territory to (i) Asian societies, (ii) governments, (iii) industrial users, and
(iv) hotels and schools.

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3) The "Territory" consists of the entire world, except for Japan; Korea, and the Peoples Republic of China.

4) Licensor warrants that it holds all rights to the Licensed Product, and products derived from and based upon said device throughout the "Territory".

5) Any claims arising in jurisdictions covered by the Product PCT made by third parties regarding the ownership of the rights that are claimed to be held by Licensor shall be the responsibility of Licensor and Licensor agrees to indemnify, and hold harmless, the Licensee, from any claim asserted based upon Contract, and/or Patent or Trademark infringement.

6) The term of this License Agreement shall be for two years, during which period Licensee shall purchase at least five million units of the Licensed Product. The failure of Licensee to purchase five million units during the initial term shall give Licensor the right to cancel this agreement after the initial term, but shall not give rise to any obligation of Licensee to pay any shortfall of Royalty to Licensor. If Licensee shall purchase at least five million units during the initial term, this License shall automatically renew for another two year term, and shall continue to renew for successive terms of two years for the life of any rights arising under the Patent Rights, provided Licensee shall purchase at least five million units in each prior term.

7) Within ninety (90) days from the date of this Agreement, Licensee shall place an order not less than 100,000 units and at least 600,000 units each quarter thereafter.

SECTION 2 - Royalties

1) Licensor shall receive, from Licensee, $0.20 per unit for first 1.5 million units and $0.15 per unit thereafter or [CONFIDENTIAL TREATMENT REQUESTED] of manufacturing cost, whichever is less.

2) Licensee anticipates minimum royalty payments of $825,000 in the initial term of this Agreement.

3) Licensee shall pay royalty to Licensor upon receipt of goods from the manufacturer. All such goods shall be ordered by Licensee.

SECTION 3 - DUTIES OF LICENSOR

1) At the Licensee's request, Licensor will supply Licensee with all available studies; testimonials; clinical studies, certificates; approvals and or results, pertaining to the Licensed Product, promotional and advertising, including the master tape of all commercials relating to the Licensed Product and control over all web sites and domain names pertaining to the Licensed Product, including www.ionicbulb.com and ioniclight.com.

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2) Licensor shall maintain product liability insurance in the amount of one million dollars per occurrence, and shall name Licensee as an added named insured under said policy. Licensor shall provide a copy of said policy to Licensee.

3) The marketing rights granted herein are exclusive and Licensor agrees not to manufacture or market, nor allow a third-party to manufacture or market, the Licensed Product or product similar in composition or function, for itself or for third parties, in competition with Licensee's marketing efforts in the Territory during the "Term" of this agreement.

4) Licensor shall not present the product to anyone without written consent of Licensee.

SECTION 4 - DUTIES OF LICENSEE

1) Licensee will provide the promotional, advertising and fulfillment materials necessary to satisfy "Territorial" statutory and regulatory requirements.

2) Licensee agrees to use its reasonable best efforts to provide information on any competitive products that may come to the attention of Licensee.

3) Licensee may assign its rights hereunder upon written approval from Licensor, such consent not to be unreasonably withheld.

SECTION 5 - Confidentiality

Each of the Parties agrees not to disclose (i) confidential information regarding the Product's construction, technical information, designs, drawings, concepts, ideas, sketches, wordings, media or marketing strategies, or composition, (ii) confidential information regarding the spot production, and
(iii) confidential information regarding the other party, or such other party's companies, products, or operations, or any other company information which may be deemed a trade secret, or is sensitive in nature and not otherwise known to the public, including the contents of this agreement ("Information"), without the prior written consent of such other party. Notwithstanding the foregoing, disclosure may be made to persons on a need to know basis to effectuate the purposes herein (such as third-party auditors and distributors, buyers and sales representatives )or by court order, or as otherwise provided herein so long as the recipient of such Information agrees to treat all such Information in strict confidence.

SECTION 6 - Manufacture and Supply

1) Product - A basic unit of the Product consists of one negative ion generator ("NIG") and a compact fluorescent lamp ("CFL").

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2) Manufacture and Supply of the Licensed Product - Upon execution of this
Agreement, Licensor shall (i) provide Licensee with all manufacturing information and know-how related to the production of the Licensed Product; (ii) contact information for Licensor's manufacturers of the NIG and the CFL for the Licensed Product.

3) Authority to Buy Direct - Licensor hereby authorizes Licensee to deal directly with Licensor's manufacturer of the Licensed Product and agrees to provide Licensee with introductions to the manufacturer of the Licensed Product ("Manufacturer").

4) Licensor agrees to supply to Licensee, within the Initial Term for this Agreement, Licensee's total requirements for NIG's in accordance with the terms and conditions of this Agreement, at a price not to exceed [CONFIDENTIAL TREATMENT REQUESTED].Any price adjustments after the initial term shall be based on prices acceptable to the licensee.

5) Manufacturing Option - Should the Parties mutually determine at any time during the term of this Agreement that it is not feasible for Licensor to supply NIG's, or should Licensor fail to timely fill Licensee's orders for NIG's or meet appropriate quality standards in accordance with this Agreement, then Licensee shall have the option to manufacture or arrange for a third-party to manufacture NIG's for the duration of the term of this agreement. Upon Licensee's exercise of this option, Licensor shall supply NIG design, and manufacturing specifications and Licensee shall assume all manufacturing rights and responsibilities which were formerly Licensor's rights and responsibilities pursuant to this Agreement.

6) Notwithstanding any other provisions to this agreement, Licensee's obligations hereunder shall commence only upon receipt by Licensee from Manufacturer of reasonable assurances that Manufacturer shall supply Licensees requirements for the Licensed Product during the Initial Term of this Agreement at a price not to exceed [CONFIDENTIAL TREATMENT REQUESTED] per unit FOB China. Any failure of Licensee to meet its duties under this Agreement, which is wholly or partly attributable to the Manufacturer to supply the Licensed Product to Licensee or Licensor failure to supply NIG's to Licensee, each in a timely manner, in accordance with appropriate quality standards and according to Licensee's requirements, shall not constitute a breach of this Agreement on the part of Licensee and shall not effect the Grant to Licensee provided in this Agreement.

SECTION 7 -- RELATIONS OF THE PARTIES

1) Additional Products; First Right of Refusal - Licensor is in the process of developing Ionic Products, each of which Licensee shall have the first right of refusal to market in varying product configurations along with Product pursuant to the terms herein.

2) Neither party nor any of its employees, representatives or agents will be or act or purport to act as employee, representative or agent of the other party for any reason whatsoever.

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SECTION 8 - TERMINATION OF AGREEMENT

1) Any party seeking termination of this Agreement for default in performance herein described must give not less than thirty (30) days prior written notice by certified mail or facsimile, to the other party in default, specifying the nature of the default.

2) In the event the defaulting party cures the default within thirty (30) days after the required notice described in paragraph 1 (above), then this Agreement will not terminate.

SECTION 9 - GOVERNING LAW

1) This Agreement shall be interpreted under the Laws of New York State, U.S.A.

SECTION 10 - CONTRACT ACKNOWLEDGMENT

This Agreement constitutes the entire Agreement between the parties hereto. No change, modification or amendment of this Agreement is binding upon Licensor and Licensee unless made in writing and signed by both parties.


LICENSOR                                LICENSEE: DIET COFFEE, INC


     /s/ Jason Ryu                          /s/ David Stocknoff
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Individually   Jason Ryu                President   David Stocknoff


                                            /s/ David Attarian
                                        ----------------------------------------
                                        Secretary   David Attarian